UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2014

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32179	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

441 Charmany Drive

Madison, WI 53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

7.01.                     Regulation FD Disclosure.

On October 9, 2014, Exact Sciences Corporation (the “Company”) reported that the Centers for Medicare & Medicaid Services (“CMS”) had issued a final national coverage determination for the Company’s Cologuard colorectal cancer screening test.

On October 9, 2014, CMS posted on its website (cms.gov) Clinical Laboratory Fee Schedule (CLFS) Preliminary Determinations for Calendar Year 2015 Codes.  In those preliminary determinations, CMS established Code G0464 for a new colorectal cancer screening test (Colorectal cancer screening; stool-based DNA and fecal occult hemoglobin (e.g., KRAS, NDRG4 and BMP3)), and determined to crosswalk that code to Code 81315 (PML/RARalpha, (t(15;17)), (promyelocytic leukemia/retinoic acid receptor alpha) (eg, promyelocytic leukemia) translocation analysis; common breakpoints (eg, intron 3 and intron 6), qualitative or quantitative) PLUS Code 81275 (Kras (v-Ki-ras2 Kirsten rat sarcoma viral oncogene) (eg, carcinoma) gene analysis, variants in codons 12 and 13) PLUS Code 82274 (Blood, occult, by fecal hemoglobin determination by immunoassay, qualitative, feces, 1-3 simultaneous determinations), based on similarities in function of those tests with the components of the new test.  Final fee schedule determinations will be made by CMS after a thirty-day public comment period, and there can be no assurance when final determinations will be published or that the final fee schedule will be consistent with the preliminary determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: October 9, 2014	By:	/s/ Maneesh Arora
Maneesh Arora
Chief Operating Officer